Exhibit 99.7

Clarivate Plc

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

All dollar amounts herein, other than per share data, are presented in thousands (000's)

On May 15, 2021, Clarivate Plc (“Clarivate” or the “Company”) entered into an agreement (the “Transaction Agreement”) to acquire ProQuest LLC and its wholly owned subsidiaries, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group (“CIG”), Atairos and certain other equity holders (the “Seller Group”) for approximately $4,025,850 in cash, including the repayment of approximately $1,000,000 of ProQuest debt, and 46,910,923 Clarivate ordinary shares, representing approximately 7% pro forma fully diluted ownership of Clarivate, pending customary closing adjustments inclusive of working capital. To provide certainty of funds in respect of the cash component of the consideration, the Company has secured a $4,000,000 fully committed backstop bridge facility, but intends, prior to the closing of the transaction, to obtain long-term financing and capital of $3,903,900, net of issuance and related costs and expenses, from long-term borrowings, Mandatory Convertible Preferred Shares and Common Share offerings. A copy of the Transaction Agreement is incorporated as Exhibit 2.1 in the Form 8-K filed on May 17, 2021. Closing of the ProQuest transaction is subject to customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Closing is expected to occur in the third quarter of 2021.

At closing, Andrew M. Snyder, Chairman and CEO of CIG, and Michael J. Angelakis, Chairman and CEO of Atairos, will be appointed to the Clarivate board of directors. Mr. Snyder will serve as Vice Chairman of the board. Also at closing, Clarivate will enter into an amendment to its existing Registration Rights Agreement in order to provide the Seller Group with rights to require Clarivate to register their ordinary shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the amendment, the Seller Group will agree not to dispose of their Clarivate ordinary shares until the first anniversary of the closing date, subject to certain adjustments and exceptions, and CIG will further agree to extend these lock-up restrictions to half of its Clarivate ordinary shares until the second anniversary of the closing date. The form of amendment to the Registration Rights Agreement is incorporated as Exhibit 10.1 in the Form 8-K filed on May 17, 2021.

The aforementioned events are hereinafter referred to as the “ProQuest Transactions.”

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The following unaudited pro forma condensed combined financial information gives effect to the ProQuest Transactions and include adjustments for the following anticipated financing transactions and transaction accounting impacts:

•	application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, which the Company refers to as ASC 805, “Business Combinations”;

•	debt and equity financing of $3,903,900 including $1,972,500 of long-term debt (net of $27,500 debt issuance costs), $1,207,575 (net of $42,425 underwriting discounts and estimated offering costs) of Mandatory Convertible Preferred Shares, and $723,825 of other Common Share offering (net of $26,175 underwriting discounts and estimated offering costs) as well as $121,950 paid in cash from the balance sheet;

•	transaction costs incurred in connection with the ProQuest acquisition; and

•	certain reclassifications to conform to the historical financial statement presentation of Clarivate.

Additionally, the unaudited pro forma condensed combined financial information gives effect to Clarivate’s October 1, 2020, acquisition of 100% of the assets, liabilities and equity interests of CPA Global, a global leader in intellectual property software and tech-enabled services. Clarivate acquired all of the outstanding shares of CPA Global in a cash and stock transaction. The aggregate consideration in connection with the closing of the CPA Global acquisition was $8,740,989, net of $98,610 cash acquired and including an equity holdback consideration of $46,485. The aggregate consideration was composed of (i) $6,761,515 from the issuance of up to 218,183,778 ordinary shares to Redtop Holdings Limited, a portfolio company of Leonard Green & Partners, L.P., representing approximately 35% pro forma fully diluted ownership of Clarivate and (ii) approximately $2,078,084 in cash to fund the repayment of CPA Global's parent company outstanding debt of $2,055,822 and related interest swap termination fee of $22,262. The Company incurred an incremental $1,600,000 of borrowings under our term loan facility and used the net proceeds from such borrowings to fund the repayment of CPA Global's parent company outstanding debt of $2,055,822. Previously, the Company had secured the backstop of a $1,500,000 fully committed bridge facility. However, the Company obtained all required financing with proceeds from the additional term loan borrowings and the bridge facility remained undrawn through its expiration on closing of the acquisition. The events in this paragraph are hereinafter referred to as the "CPA Global Transactions."

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(dollars in thousands, except share and per share data)

The following unaudited pro forma condensed combined statements of operations give effect to the CPA Global Transactions and include adjustments for the following:

•	application of the acquisition method of accounting under the provisions of the ASC 805, “Business Combinations”;

•	incremental term loan borrowings of $1,600,000;

•	transaction costs incurred in connection with the CPA Global acquisition; and

•	certain reclassifications to conform to the historical financial statement presentation of Clarivate.

Additionally, the unaudited pro forma condensed combined financial information gives effect to Clarivate’s February 28, 2020, acquisition of 100% of the assets, liabilities and equity interests of Decision Resources Combined ("DRG"), a premier provider of high-value data, analytics and insights products and services to the healthcare industry, from Piramal Enterprises Limited ("PEL"), which is a part of global business conglomerate Piramal Group. In February 2020, the Company completed an underwritten public offering of 27,600,000 of its ordinary shares generating net proceeds of $540,736, which were used to fund a portion of the cash consideration for the DRG acquisition. In addition, the Company incurred an incremental $360,000 of term loans under its term loan facility and used the net proceeds from such borrowings, together with cash on hand, to fund the remainder of the cash consideration for the DRG acquisition and to pay related fees and expenses. The events in this paragraph are hereinafter referred to as the "DRG Transactions."

The following unaudited pro forma condensed combined statements of operations give effect to the DRG Transactions and include adjustments for the following:

•	application of the acquisition method of accounting under the provisions of the ASC 805, “Business Combinations”;

•	incremental term loan borrowings of $360,000;

•	underwritten public offering of 27,600,000 of Clarivate ordinary shares;

•	transaction costs incurred in connection with the DRG acquisition; and

•	certain reclassifications to conform to the historical financial statement presentation of Clarivate.

The following unaudited pro forma condensed combined financial information and related notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Clarivate and the related notes included in Clarivate’s Annual Report on Form 10-K/A for the year ended December 31, 2020, (ii) the historical unaudited condensed consolidated financial statements of Clarivate as of and for the three months ended March 31, 2021 and the related notes included in Clarivate’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, (iii) the historical audited consolidated financial statements of ProQuest and the related notes as of and for the year ended December 31, 2020 incorporated as Exhibit 99.3 within this Form 8-K, (iv) the historical unaudited consolidated financial statements of ProQuest and the related notes as of and for the three months ended March 31, 2021 incorporated as Exhibit 99.4 within this Form 8-K, (v) the historical unaudited consolidated financial statements of CPA Global Group Holdings Limited and the related notes as of and for the nine months ended September 30, 2020 incorporated as Exhibit 99.6 within this Form 8-K, (vi) the historical unaudited statement of operations of DRG for the period from January 1, 2020 through February 27, 2020 incorporated in the Form 8-K filed on May 14, 2020.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020, the three months ended March 31, 2021 and the three months ended March 31, 2020, in each case, give effect to the DRG Acquisition, CPA Global Acquisition, and the ProQuest Acquisition as if they had occurred on January 1, 2020 and combine the historical results of operations of Clarivate, DRG (through February 27, 2020), CPA Global (through September 30, 2020), and ProQuest.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(dollars in thousands, except share and per share data)

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of Clarivate as of March 31, 2021, with ProQuest’s balance sheet as of March 31, 2021, derived from the interim financial statements of ProQuest. The historical balance sheets of Clarivate and ProQuest have been adjusted in the accompanying unaudited pro forma condensed combined balance sheet to give effect to the ProQuest Transactions as if they had occurred on March 31, 2021.

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2021 combines the unaudited condensed consolidated statement of operations of Clarivate for the three months ended March 31, 2021 with ProQuest's unaudited condensed statement of operations for the three months ended March 31, 2021.

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2020 combines the unaudited condensed consolidated statement of operations of Clarivate for the three months ended March 31, 2020 with (i) ProQuest's unaudited condensed statement of operations for the three months ended March 31, 2020 (ii) unaudited consolidated statement of operations of CPA Global for the three ended March 31, 2020 and (iii) the unaudited statement of operations of DRG for the period from January 1, 2020 through February 27, 2020.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 combines the audited consolidated statement of operations of Clarivate for the year ended December 31, 2020 with (i) the audited consolidated statement of operations of ProQuest for the year ended December 31, 2020 (ii) the unaudited consolidated statement of operations of CPA Global for the nine months ended September 30, 2020 and (iii) the unaudited statement of operations of DRG for the period from January 1, 2020 through February 27, 2020.

The unaudited pro forma condensed combined financial information and related notes are being provided for illustrative purposes only and do not purport to represent what the actual combined results of operations would have been had the DRG Transactions, CPA Global Transactions, and ProQuest Transactions been completed on the date indicated, nor are they necessarily indicative of the combined future results of operations for any future period.

The pound sterling (GBP) is CPA Global’s reporting currency. CPA Global’s unaudited consolidated statement of operations for the nine months ended September 30, 2020 and three months ended March 31, 2020 have been translated to U.S. Dollars using an exchange rate of $1.2711 and 1.2767, respectively, which approximate the average GBP conversion rate to U.S. Dollars for the applicable period.

The unaudited pro forma condensed combined financial information gives effect to the acquisitions of DRG, CPA Global, and ProQuest using the acquisition method of accounting under U.S. GAAP. The acquisition method of accounting is dependent upon certain procedures, such as valuations, appraisals, and discussions and input from DRG, CPA Global, and ProQuest management, which have been performed to obtain the necessary information to recognize the acquired assets and liabilities at fair value. The purchase price allocation for the CPA Global acquisition as of the close date of October 1, 2020 and the estimated purchase price allocation for the ProQuest acquisition is preliminary and may change upon its consummation and further upon completion of the determination of the fair value of assets acquired and liabilities assumed. The final purchase price allocation may be different from that reflected in the pro forma purchase price allocation presented herein, and these differences may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(In thousands, except share and per share data)

	Historical		Pro Forma Adjustments
	Clarivate	ProQuest	Acquisition and Related		Financing		Pro Forma Combined
			Note 3		Note 4
Assets
Current assets:
Cash and cash equivalents	$399,006	$102,900	$(4,025,850	)(d)	$3,903,900	(j)	$379,956
Restricted cash	13,513	2,500	—		—		16,013
Accounts receivable, net of allowance for doubtful accounts	706,879	126,500	—		—		833,379
Prepaid expenses	64,392	30,900	—		—		95,292
Other current assets	230,218	30,500	—		—		260,718
Total current assets	1,414,008	293,300	(4,025,850)		3,903,900		1,585,358
Computer hardware and other property, net	33,565	55,300	—		—		88,865
Other intangible assets, net	7,266,497	383,500	2,535,100	(e)	—		10,185,097
Goodwill	6,246,384	629,100	1,991,105	(e)	—		8,866,589
Other non-current assets	42,504	15,100	—		—		57,604
Deferred income taxes	27,348	1,200	—		—		28,548
Operating lease right-of-use assets	84,052	—	80,900	(e)	—		164,952
Total Assets	15,114,358	1,377,500	581,255		3,903,900		20,977,013
Liabilities and Shareholders' equity
Current liabilities:
Accounts payable	94,548	32,400	—		—		126,948
Accrued expenses and other current liabilities	541,351	125,500	—		—		666,851
Current portion of deferred revenues	769,030	338,300	(84,537	)(e)	—		1,022,793
Current portion of operating lease liabilities	33,896	—	10,700	(e)	—		44,596
Current portion of long-term debt	28,600	—	—		—		28,600
Total current liabilities	1,467,425	496,200	(73,837)		—		1,889,788
Long-term debt	3,453,082	1,016,700	(1,016,700	)(f)	1,972,500	(j)	5,425,582
Warrant liabilities	257,944	—	—		—		257,944
Non-current portion of deferred revenues	45,404	5,100	(1,275	)(e)	—		49,229
Other non-current liabilities	62,143	61,500	—		—		123,643
Deferred income taxes	351,937	17,600	54,091	(m)	—		423,628
Operating lease liabilities	79,651	—	67,200	(e)	—		146,851
Total liabilities	5,717,586	1,597,100	(970,521)		1,972,500		8,316,665
Commitments and contingencies
Shareholders’ equity:
Ordinary Shares	10,109,449	—	1,429,376	(g)	723,825	(j)	12,262,650
Series A Mandatory Convertible Preferred Shares	—	—	—		1,207,575	(j)	1,207,575
Member's Equity	—	(209,200)	209,200	(g)	—		—
Accumulated other comprehensive income (loss)	523,359	(10,400)	10,400	(g)	—		523,359
Accumulated deficit	(1,236,036)	—	(97,200	)(g)	—		(1,333,236)
Total shareholders’ equity	9,396,772	(219,600)	1,551,776		1,931,400		12,660,348
Total Liabilities and Shareholders’ equity	$15,114,358	$1,377,500	$581,255		$3,903,900		$20,977,013

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Balance Sheet

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Historical		Pro Forma Adjustments
			ProQuest
	Clarivate	ProQuest	Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 3		Note 4
Revenues, net	$428,430	$219,700	$(256	)(e)	$—		647,874
Operating costs and expenses:							-
Cost of revenues	(138,741)	(84,000)	—		—		(222,741)
Selling, general and administrative costs	(111,345)	(78,200)	—		—		(189,545)
Depreciation	(3,333)	(3,500)	—		—		(6,833)
Amortization	(128,321)	(21,500)	(24,062	)(e)	—		(173,883)
Restructuring and impairment	(64,667)	—	—		—		(64,667)
Other operating income, net	(16,230)	16,200	—		—		(30)
Total operating expenses	(462,637)	(171,000)	(24,062)		—		(657,699)
Income (loss) from operations	(34,207)	48,700	(24,318)		—		(9,825)
Mark to market adjustment on financial instruments	51,215	—	—		—		51,215
Income (loss) before interest expense and income tax	17,008	48,700	(24,318)		—		41,390
Interest expense, (net)	(37,393)	(11,900)	11,900	(f)	(26,228	)(k)	(63,621)
Income (loss) before income tax	(20,385)	36,800	(12,418)		(26,228)		(22,231)
(Provision) benefit for income taxes	(3,569)	(3,000)	566	(m)	—		(6,003)
Net income (loss)	$(23,954)	$33,800	$(11,852)		$(26,228)		(28,234)
Per share:
Basic and diluted	$(0.04)						$(0.04)

Weighted average shares used to compute loss per share:
Basic and diluted	608,598,235	(l)	46,910,923	(l)	24,614,375	(l)	680,123,533

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(In thousands, except share and per share data)

	Historical				Pro Forma Adjustments
					DRG				CPA Global				ProQuest
	Clarivate	ProQuest	CPA Global	DRG	Acquisition and Related		Financing		Acquisition and Related		Financing		Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 2	Note 2	Note 3		Note 4		Note 3		Note 4		Note 3		Note 4
Revenues, net	$240,592	$210,300	$149,099	$23,215	$—		$—		$—		$—		$(21,144	) (e)	$—		$602,062
Operating costs and expenses:
Cost of revenues	(82,682)	(82,600)	(49,669)	(14,918)	—		—		—		—				—		(229,869)
Selling, general and administrative costs	(133,055)	(83,700)	(40,081)	(66,368)	—		—		—		—		(97,200	) (d)	—		(420,404)
Depreciation	(2,329)	(3,600)	(849)	(1,273)	—		—		—		—				—		(8,051)
Amortization	(49,112)	(35,000)	(6,630)	(3,136)	(4,412	) (a)	—		(51,738	) (c)	—		(10,562	) (e)	—		(160,590)
Restructuring and impairment	(7,754)	—	(1,876)	—	—		—		—		—				—		(9,630)
Other operating income (expense), net	6,032	(24,400)	1,892	698	—		—		—		—				—		(15,778)
Total operating	(268,900)	(229,300)	(97,213)	(84,997)	(4,412)		—		(51,738)		—		(107,762)		—		(844,322)
Income (loss) from operations	(28,308)	(19,000)	51,886	(61,782)	(4,412)		—		(51,738)		—		(128,906)		—		(242,260)
Market to market adjustment on financial instruments	(55,632)	—	—	—	—		—		—		—		—		—		(55,632)
Income (loss) before interest expense and income tax	(83,940)	(19,000)	51,886	(61,782)	(4,412)		—		(51,738)		—		(128,906)		—		(297,892)
Interest expense, (net)	(30,940)	(13,400)	(3,499)	(6,623)			11,287	(h)			(15,209	) (i)	13,400	(f)	(26,228	) (k)	(71,212)
Income (loss) before income tax	(114,880)	(32,400)	48,387	(68,405)	(4,412)		11,287		(51,738)		(15,209)		(115,506)		(26,228)		(369,104)
(Provision) benefit for income taxes	(14,753)	1,400	(1,832)	23,106	1,201		(3,073)		2,705		—		1,282	(m)	—		10,036
Net income (loss)	$(129,633)	$(31,000)	$46,555	$(45,299)	$(3,211)		$8,214		$(49,033)		$(15,209)		$(114,224)		$(26,228)		$(359,068)
Per share:
Basic and diluted	$(0.38)																$(0.57)

Weighted average shares used to compute loss per share:
Basic and diluted	343,129,833							(1)	218,183,778			(1)	46,910,923	(1)	24,614,375	(1)	632,838,909

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except share and per share data)

	Historical				Pro Forma Adjustments
					DRG				CPA Global				ProQuest
	Clarivate	ProQuest	CPA Global	DRG	Acquisition and Related		Financing		Acquisition and Related		Financing		Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 2	Note 2	Note 3		Note 4		Note 3		Note 4		Note 3		Note 4
Revenues, net	$1,254,047	$862,900	$440,138	$23,215	$—		$—		$—		$—		$(84,537	) (e)	$—		$2,495,763
Operating costs and expenses:
Cost of revenues	(429,297)	(327,400)	(139,989)	(14,918)	—		—		—		—		—		—		(911,604)
Selling, general and administrative costs	(523,581)	(318,700)	(170,127)	(66,368)	—		—		(79	) (b)	—		(97,200	) (d)	—		(1,176,055)
Depreciation	(12,709)	(14,700)	(3,047)	(1,273)	—		—		—		—		—		—		(31,729)
Amortization	(290,441)	(116,900)	(63,949)	(3,136)	(4,412	) (a)	—		(109,978	) (c)	—		(65,348	) (e)	—		(654,164)
Restructuring and impairment	(47,595)	—	(5,928)	—	—		—		—		—		—		—		(53,523)
Other operating income (expense), net	52,381	(31,700)	10,323	698	—		—		—		—		—		—		31,702
Total operating	(1,251,242)	(809,400)	(372,717)	(84,997)	(4,412)		—		(110,057)		—		(162,548)		—		(2,795,373)
Income (loss) from operations	2,805	53,500	67,421	(61,782)	(4,412)		—		(110,057)		—		(247,085)		—		(299,610)
Market to market adjustment on financial instruments	(205,062)	—	—	—	—		—		—		—		—		—		(205,062)
Legal Settlement	—	—	(760)	—	—		—		—		—		—		—		(760)
Income (loss) before interest expense and income tax	(202,257)	53,500	66,661	(61,782)	(4,412)		—		(110,057)		—		(247,085)		—		(505,432)
Interest expense, (net)	(111,914)	(48,400)	(9,878)	(6,623)	—		11,287	(h)	—		(45,576	) (i)	48,400	(f)	(104,911	) (k)	(267,615)
Income (loss) before income tax	(314,171)	5,100	56,783	(68,405)	(4,412)		11,287		(110,057)		(45,576)		(198,685)		(104,911)		(773,047)
(Provision) benefit for income taxes	2,302	(1,700)	(5,862)	23,106	1,201		(3,073)		6,707		—		5,656	(m)	—		28,337
Net income (loss)	$(311,869)	$3,400	$50,921	$(45,299)	$(3,211)		$8,214		$(103,350)		$(45,576)		$(193,029)		$(104,911)		$(744,710)
Per share:
Basic and diluted	$(0.73)																$(1.49)

Weighted average shares used to compute loss per share:
Basic and diluted	428,600,690											(1)	46,910,923	(1)	24,614,375	(1)	500,125,988

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the ProQuest Transaction as if it had occurred on March 31, 2021, and combines the historical results of operations and balance sheet of Clarivate and ProQuest. The unaudited pro forma condensed combined financial information for the year ended December 31, 2020, the three months ended March 31, 2021, and the three months ended March 31, 2020 give effect to the DRG Transaction, CPA Global Transaction, and the ProQuest Transaction as if they had occurred on January 1, 2020, and combine the historical results of operations of Clarivate, DRG, CPA Global, and ProQuest (the “Combined Group”). The unaudited pro forma condensed combined statement of operations for the three months March 31, 2021 combines the unaudited condensed consolidated statement of operations of Clarivate for the three months ended March 31, 2021 and ProQuest statements of operations from January 1, 2021 through March 31, 2021, derived from the unaudited interim consolidated statement of operations of ProQuest for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months March 31, 2020 combines (i) the unaudited condensed consolidated statement of operations of Clarivate for the three months ended March 31, 2020; (ii) DRG’s statement of operations for the period from January 1, 2020 through February 27, 2020 derived from the books and records of DRG; (iii) CPA Global statements of operations from January 1, 2020 through March 31, 2020, derived from the derived from the books and records of CPA Global; and (iv) ProQuest statements of operations from January 1, 2020 through March 31, 2020, derived from the audited consolidated statement of operations of ProQuest for the three months ended March 31, 2020. The unaudited pro forma condensed combined statement of operations for the twelve months December 31, 2020 combines (i) the unaudited condensed consolidated statement of operations of Clarivate for the twelve months ended December 31, 2020; (ii) DRG’s statement of operations for the period from January 1, 2020 through February 27, 2020 derived from the books and records of DRG; (iii) CPA Global statements of operations from January 1, 2020 through September 30, 2020, derived from the unaudited interim consolidated statement of operations of CPA Global for the nine months ended September 30, 2020; and (iv) ProQuest statements of operations from January 1, 2020 through December 31, 2020, derived from the audited consolidated statement of operations of ProQuest for the twelve months ended December 31, 2020.

The accompanying unaudited pro forma condensed combined balance sheet and statements of operations and related notes are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved if the DRG Transaction, CPA Global Transaction, and ProQuest Transaction had been consummated on the date indicated, or that will be achieved in the future. The pro forma condensed combined statements of operations do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the DRG Transaction, CPA Global Transaction, and ProQuest Transaction.

Clarivate has completed a preliminary review of ProQuest's accounting policies and concluded that no material policy adjustments were deemed necessary. The impact of adoption of the ASU 2016-13: “Financial Instruments-Credit Losses” (Topic 326), the new guidance introduces the current expected credit loss (“CECL”) model will be further reviewed upon completion of the acquisition.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements described in the opening section of this exhibit.

There were no material pre-acquisition transactions and balances between any of Clarivate, DRG, CPA Global, and ProQuest for the periods presented.

The pound sterling (GBP) is CPA Global’s reporting currency. CPA Global’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2020 and three months ended March 31, 2020 have been translated to U.S. Dollars using an exchange rate of $1.2711 and 1.2767, respectively, which approximate the average GBP conversion rate to U.S. Dollars for the applicable period.

2. Reclassification Adjustments

Reclassification Adjustments for DRG Acquisition

Certain reclassifications have been made to the historical presentation of the combined statement of operations of DRG to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

DRG Historical Combined Statement of Comprehensive Loss Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	DRG Historical Combined Statement of Comprehensive Loss	Reclassification (Rounded)	DRG Adjusted Historical Combined Statement of Operations (Unaudited, Rounded)
Share-based compensation expense		$(47,387)	$47,387	$—
	Selling, general and administrative costs	(18,981)	(47,387)	(66,368)

Reclassification Adjustments for CPA Global

Certain reclassifications have been made to the historical presentation of the combined statement of operations of CPA Global to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations.

CPA Global Holdings Limited Historical Combined Statement of Comprehensive Loss Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	CPA Global Holdings Limited Historical Combined Statement of Comprehensive Loss	Reclassification (Rounded)	CPA Global Holdings Limited Adjusted Historical Combined Statement of Operations (Unaudited, Rounded)
Transaction expenses		$(35,725)	$35,725	$—
Transition, integration and other related expenses		(5,374)	5,374	—
Selling, general and administrative costs	Selling, general and administrative costs	(129,028)	(41,099)	(170,127)
Related party interest expense		(8,523)	8,523	—
Interest expense	Interest expense and amortization of debt discount, net	(1,355)	(8,523)	(9,878)

Reclassification Adjustments for ProQuest

Certain reclassifications have been made to the historical presentation of the consolidated financial position of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined balance sheet as at March 31, 2021.

ProQuest Historical Consolidated Statements of Financial Position Line Items	Clarivate Historical Consolidated Balance Sheet Line Items	ProQuest Historical Consolidated Statements of Financial Position	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statements of Financial Position
Deferred Royalties		$19,300	$(19,300)	$—
	Prepaid expenses		30,900	30,900
	Other current assets	42,100	(11,600)	30,500
Content and software development, net		109,300	(109,300)	—
	Other intangible assets, net	274,200	109,300	383,500
Other non-current assets	Other non-current assets	16,300	(1,200)	15,100
	Deferred income taxes	—	1,200	1,200
Accrued wages and benefits		26,900	(26,900)	—
Accrued royalty costs		63,500	(63,500)	—
Other current liabilities		35,100	(35,100)	—
	Accrued expenses and other current liabilities	—	125,500	125,500
Long-term capital lease		26,500	(26,500)	—
	Other non-current liabilities	35,000	26,500	61,500

Certain reclassifications have been made to the historical presentation of the consolidated statement of operations of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021.

ProQuest Historical Consolidated Statements of Operations Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	ProQuest Historical Consolidated Statement of Comprehensive Loss	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statement of Operations (Unaudited, Rounded)
Cost of subscription and maintenance (exclusive of depreciation and amortization shown below)		(45,600)	45,600	—
Cost of content licenses and other products (exclusive of depreciation and amortization shown below)		(38,400)	38,400	—
	Cost of revenues		(84,000)	(84,000)
Selling, general and administrative	Selling, general and administrative	(58,400)	(19,800)	(78,200)
Depreciation and amortization		(25,000)	25,000	—
	Depreciation		(3,500)	(3,500)
	Amortization		(21,500)	(21,500)
Research and development		(18,000)	18,000	—
Management fee - related party		(1,800)	1,800	—
Unrealized gains on derivative instruments		17,100	(17,100)	—
Foreign currency transaction losses		(900)	900	—
	Other operating income (expense), net		16,200	16,200

Certain reclassifications have been made to the historical presentation of the consolidated statement of operations of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020.

ProQuest Historical Consolidated Statements of Operations Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	ProQuest Historical Consolidated Statement of Comprehensive Loss	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statement of Operations (Unaudited, Rounded)
Cost of subscription and maintenance (exclusive of depreciation and amortization shown below)		(46,900)	46,900	—
Cost of content licenses and other products (exclusive of depreciation and amortization shown below)		(35,700)	35,700	—
	Cost of revenues		(82,600)	(82,600)
Selling, general and administrative	Selling, general and administrative	(62,500)	(21,200)	(83,700)
Depreciation and amortization		(38,600)	38,600	—
	Depreciation		(3,600)	(3,600)
	Amortization		(35,000)	(35,000)
Research and development		(19,400)	19,400	—
Management fee - related party		(1,800)	1,800	—
Unrealized gains on derivative instruments		(24,000)	24,000	—
Foreign currency transaction losses		(400)	400	—
	Other operating income (expense), net		(24,400)	(24,400)

Certain reclassifications have been made to the historical presentation of the consolidated statement of operations of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020.

ProQuest Historical Consolidated Statements of Operations Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	ProQuest Historical Consolidated Statement of Comprehensive Loss	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statement of Operations (Unaudited, Rounded)
Cost of subscription and maintenance (exclusive of depreciation and amortization shown below)		(191,000)	191,000	—
Cost of content licenses and other products (exclusive of depreciation and amortization shown below)		(136,400)	136,400	—
	Cost of revenues		(327,400)	(327,400)
Selling, general and administrative	Selling, general and administrative	(237,800)	(80,900)	(318,700)
Depreciation and amortization		(131,600)	131,600	—
	Depreciation		(14,700)	(14,700)
	Amortization		(116,900)	(116,900)
Research and development		(75,100)	75,100	—
Management fee - related party		(7,000)	7,000	—
Unrealized losses on derivative instruments		(30,600)	30,600	—
Foreign currency transaction losses		(1,000)	1,000	—
Other (expense) income		(100)	100	—
Gain on contingent considerations		1,200	(1,200)	—
	Other operating income (expense), net		(31,700)	(31,700)

3. Purchase Price Accounting and Related Transaction Adjustments

Purchase Price Allocation for DRG Acquisition

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 give effect to the DRG acquisition as if it occurred on January 1, 2020.

(a)	Upon consummation of the acquisition of DRG, Clarivate recognized assets of $381,000 for customer relationships, $50,200 for database and content, $5,200 for tradenames, $23,000 for purchased software and $28,000 for backlog.

All amortization adjustments related to identified intangible assets as a result of the DRG acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

			Amortization Estimate
	Estimated Fair Value	Remaining Range of Years	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Customer relationships	$381,000	10-21	$3,757	$3,757
Database and content	50,200	2-7	1,798	1,798
Tradenames	5,200	4-7	217	217
Purchased software	23,000	3-8	601	601
Backlog	28,000	4	1,175	1,175
Total	$487,400		$7,548	$7,548
Eliminate historical DRG amortization expense			(3,136)	(3,136)
Pro forma amortization adjustment			$4,412	$4,412

Purchase Price Allocation for CPA Global

(b)	Represents the accrual of $79 for additional transaction costs related to the CPA Global acquisition incurred subsequent to March 31, 2021 that have not been recognized in the consolidated statement of operations. The transaction costs consist primarily of legal and other professional service fees. All other transaction costs incurred related to the CPA Global acquisition of (3,190) and 35,277 during the three months ended March 31, 2021 and twelve months ended December 31, 2020, respectively, are included in Clarivate's historical results.

(c)	Upon consummation of the acquisition of CPA Global, Clarivate recognized assets of $4,643,306 for customer relationships, $266,224 for Technology and $10,787 for trademarks.

All amortization adjustments related to identified intangible assets as a result of the CPA Global acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

The final determination of the fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be finalized during the measurement period that does not exceed twelve months. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

			Amortization Estimate
	Estimated Fair Value	Remaining Range of Years	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Customer relationships	$4,643,306	17-23	51,371	$153,077
Technology	266,224	6-14	5,950	17,729
Trademarks	10,787	2-17	1,047	3,121
Total	$4,920,317		$58,368	$173,927
Eliminate historical CPA Global amortization expense			(6,630)	(63,949)
Pro forma amortization adjustment			$51,738	$109,978

Estimate Purchase Price Consideration for ProQuest

(d)	Estimated consideration of approximately $5,358,026 is based on the Company’s closing share price of $30.47 on June 2, 2021. The value of purchase price consideration will change based on fluctuations in the share price of the Company’s common stock.

The following table summarizes the components of the estimated consideration (in thousands except per-share information):

June 2, 2021 Clarivate share price	$30.47
Clarivate shares to be delivered to ProQuest shareholders	46,911
Value of Clarivate shares to be delivered	1,429,376
Cash consideration	3,988,000
Estimated working capital and other adjustments(1)	(59,350)
Adjusted purchase price	$5,358,026

Cash consideration	$3,988,000
Estimated working capital and other adjustments(1)	(59,350)
Estimated transaction expenses	97,200
Pro forma adjustment to cash and cash equivalents	$4,025,850

(1)	Estimated working capital and other adjustments is preliminary and subject to change upon final closing. Other adjustments includes a fixed adjustment for indebtedness in respect of capital lease obligations of ($26,500), the escrow amount of ($10,000), and the Equity holders' representative expense amount of ($250) as defined in the Transaction Agreement incorporated as Exhibit 2.1 in the Form 8-K filed on May 17, 2021.

The equity portion of the purchase price will depend on the market price of the Company’s common shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	Company's share price	Purchase price (equity portion)
As presented	30.47	1,429,376
10% increase	33.52	1,572,454
10% decrease	27.42	1,286,297

Purchase Price Allocation for ProQuest

(e)	The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the ProQuest acquisition as if it had occurred on March 31, 2021. The Company has performed a preliminary valuation analysis of the fair market value of ProQuest LLC’s assets to be acquired and liabilities to be assumed. Using the total estimated consideration for the ProQuest acquisition, the Company has preliminarily estimated the allocations to such assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price:

Assets assumed	$445,800
Liabilities assumed	(572,488)
Net deferred tax liability	(54,091)
Identifiable intangible assets	2,918,600
Goodwill	2,620,205
Total estimated consideration	$5,358,026

The following table summarizes the pro forma adjustments related to the purchase price allocation:

Estimated fair value of identified intangible assets	$2,918,600
Pre-existing ProQuest intangible assets	383,500
Pro forma adjustment(1)	$2,535,100

Estimated fair value of goodwill	2,620,205
Pre-existing ProQuest goodwill	629,100
Pro forma adjustment(2)	$1,991,105

Estimated fair value of operating lease right-of-use assets	$80,900
Pre-existing ProQuest operating lease right-of-use assets	—
Pro forma adjustment(3)	$80,900

Estimated fair value of current portion of deferred revenues	$253,763
Pre-existing ProQuest current portion of deferred revenues	338,300
Pro forma adjustment(4)	$(84,537)

Estimated fair value of long-term portion of deferred revenues	$3,825
Pre-existing ProQuest long-term portion of deferred revenues	5,100
Pro forma adjustment(5)	$(1,275)

Estimated fair value of current portion of operating lease liability	$10,700
Pre-existing ProQuest current portion of operating lease liability	—
Pro forma adjustment(6)	$10,700

Estimated fair value of long-term portion of operating lease liability	$67,200
Pre-existing ProQuest long-term portion of operating lease liability	—
Pro forma adjustment(6)	$67,200

(1)	Reflects the adjustment to record the preliminary estimated fair value of intangible assets of $2,535,100, which represents an increase over ProQuest’s net book value of intangible assets of $383,500 prior to the acquisition. The estimated fair values of identifiable intangible assets are preliminary and are determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The intangible assets acquired primarily consist of the following:

	Estimated Fair Value	Remaining Range of Years
Customer relationships	$2,016,000	13-26
Technology & databases	855,000	10-14
Trademarks	47,600	3-10
Total	$2,918,600

(2)	Reflects the preliminary estimated fair value adjustment to goodwill of $1,991,105 comprised of the elimination of ProQuest’s historical goodwill balance of $629,100 offset by $2,620,205 of goodwill resulting from the acquisition. Goodwill resulting from the acquisition represents the excess of estimated acquisition consideration over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The estimated goodwill to be recognized is attributable primarily to expected synergies, expanded market opportunities, and other benefits that Clarivate believes will result from the acquisition ProQuest. The goodwill created in the acquisition is not expected to be deductible for tax purposes and is subject to material revision as the purchase price allocation is completed.

(3)	Reflects the preliminary estimated fair value adjustment to record operating lease right-of-use assets of $80,900 to reflect the adoption of ASC 842 on the opening balance sheet of ProQuest.

(4)	Reflects the preliminary estimated fair value adjustment and decrease of $84,537 to the current portion of deferred revenue acquired in the ProQuest acquisition as a result of fair value purchase accounting, resulting in a corresponding decrease to revenues, net in the year ended December 31, 2020, a decrease of $256 for the three months ended March 31, 2021, and a decrease of $21,144 for the three months Ended March 31, 2020 in the unaudited pro forma condensed combined statement of operations.

(5)	Reflects the preliminary estimated fair value adjustment and decrease of $1,275 to the long-term portion of deferred revenue acquired in the ProQuest acquisition as a result of fair value purchase accounting.

(6)	Reflects the preliminary estimated fair value adjustment to record the current portion and long-term portion of operating lease liability of $10,700 and 67,200, respectively, to reflect the adoption of ASC 842 on the opening balance sheet of ProQuest.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021, give effect to the ProQuest acquisition as if it occurred on January 1, 2020.

All amortization adjustments related to identified intangible assets as a result of the ProQuest acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

The fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be allocated as of the closing date and subject to change during the measurement period that does not exceed twelve months. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

	Amortization Estimate
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Customer relationships	$26,750	26,750	$107,000
Technology & databases	17,311	17,311	69,242
Trademarks	1,502	1,502	6,006
Total	$45,562	$45,562	$182,248
Eliminate historical amortization expense	(21,500)	(35,000)	(116,900)
Pro forma amortization adjustment	$24,062	$10,562	$65,348

(f)	Represents the elimination of ProQuest historical long-term debt of $1,016,700 which will be paid at the closing of the ProQuest acquisition, and the removal of associated interest expense included in its statements of operations.

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Eliminate historical interest expense	$11,300	$12,900	$45,800
Remove historical amortization of deferred financing costs	600	500	2,600
Total	$11,900	$13,400	$48,400

(g)	Represents the elimination of historical ProQuest member’s equity and accumulated other comprehensive loss, an adjustment to reflect the shares issued to the owners of ProQuest reflected in the ordinary shares, and an adjustment to reflect the estimated transaction costs as part of the estimated purchase price consideration for ProQuest.

	Member's equity	Ordinary shares	Accumulated Other Comprehensive Loss	Accumulated Deficit
Shares issued to ProQuest owners(1)	$—	$1,429,376	$—	$—
Elimination of historical shareholders' equity(2)	209,200	—	10,400	(97,200)
	$209,200	$1,429,376	$10,400	$(97,200)

(1)	Represents an adjustment for the issuance of shares to the ProQuest owners.

(2)	Represents the elimination of historical ProQuest member’s equity, an adjustment to eliminate other comprehensive losses associated with foreign currency translation adjustments in connection with purchase accounting, and an adjustment to accumulated deficit to reflect the estimated transaction costs included in the estimate purchase price consideration for ProQuest.

4. Financing Adjustments

DRG Acquisition

(h)	Represents adjustments to interest expense related to the following:

	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Estimated interest expense on new financing (1)	$(2,944)	$(2,944)
Elimination of historical interest expenses (2)	2,801	2,801
Amortization of deferred financing costs (3)	(42)	(42)
Remove historical DRG amortization of deferred financing costs (4)	3,822	3,822
Remove term loan facility termination fee (5)	7,650	7,650
Total pro forma adjustment to interest expense	$11,287	$11,287

(1)	In connection with the DRG Transactions, the Company incurred an incremental $360,000 of term loans under its term loan facility to fund a portion of the acquisition of DRG and to pay related fees and expenses. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.

(2)	Represents the elimination of DRG’s historical interest expense included in its statements of operations as a result of the extinguishment of DRG’s debt upon consummation of the DRG Transactions.

(3)	Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $360,000 term loan.

(4)	Represents the elimination of historical amortization of deferred financing costs included in DRG’s statements of operations.

(5)	Represents the removal of interest expense related to a termination fee for Clarivate’s term loan facility that was not utilized.

CPA Global Acquisition

(i)	Represents adjustments to interest expense related to the following:

	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Estimated interest expense on new financing (1)	$(17,605)	$(52,155)
Elimination of historical interest expenses (2)	3,499	9,877
Amortization of deferred financing costs (3)	(1,103)	(3,298)
Total pro forma adjustment to interest expense	$(15,209)	$(45,576)

(1)	In connection with the CPA Global acquisition the Company incurred $1,600,000 of incremental term loans, excluding deferred financing fees of $36,000, under its term loan facility. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.

(2)	Represents the elimination of CPA Global’s historical interest expense included in its statements of operations as a result of the extinguishment of CPA Global's debt upon consummation of the CPA Global Transaction.

(3)	Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $1,600,000 term loan.

ProQuest Acquisition

(j)	Represents adjustments to cash and cash equivalents, long-term debt, and equity related to the anticipated issuance of ordinary shares and Series A Mandatory Convertible Preferred Shares in conjunction with the following anticipated financing activities associated with the Transactions:

March 31, 2021
Estimated cash proceeds from issuance of ordinary shares, net of estimated equity issuance costs of $26,175	$723,825
Estimated cash proceeds from issuance of Series A Mandatory Convertible Preferred Shares, net of estimated equity issuance costs of $42,425	1,207,575
Estimated cash proceeds from long-term debt, net of estimated debt issuance costs of $27,500	1,972,500
Pro forma cash and cash equivalents adjustment	$3,903,900

(k)	Represents adjustments to interest expense related to the following:

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Estimated interest expense on new financings(1)	$(25,313)	$(25,313)	$(101,250)
Estimated amortization of deferred financing costs(2)	(915)	(915)	(3,661)
Pro forma amortization adjustment	$(26,228)	$(26,228)	$(104,911)

(1)	In connection with the ProQuest Transactions, the Company expects to borrow $2,000,000 of long-term debt excluding expected debt issuance costs of $27,500. The estimated annual interest rates, which are based on comparable market debt transactions, are expected to be between 4.60% and 5.50%. The actual interest rates applicable to the Company's borrowings may be materially higher or lower. Each 25 basis point increase or decrease in the estimated annual interest rates applicable to the Company's anticipated borrowings would result in an increase or decrease of approximately $5,000 to the Company's 2020 pro forma interest expense.

(2)	Represents the amortization of estimated deferred financing costs in connecting with the issuance of the long-term debt.

(l)	The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Clarivate ordinary shares plus ordinary shares to be issued by Clarivate as equity consideration in connection with the ProQuest Transaction and CPA Global Transaction. The pro forma basic and diluted weighted average shares outstanding are a combination of the historical weighted average shares of Clarivate ordinary shares and the ordinary share impact of the equity consideration.

Weighted average shares outstanding are as follows:

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31, 2020
Historical weighted average shares outstanding - basic and diluted	608,598,235	343,129,833	428,600,690
Equity consideration in connection with the CPA Global Transactions	—	218,183,778	—
Equity consideration in connection with the ProQuest Transactions	46,910,923	46,910,923	46,910,923
Equity consideration in connection with the Primary Offering(1)	24,614,375	24,614,375	24,614,375
Pro forma weighted average shares outstanding - basic and diluted	680,123,533	632,838,909	500,125,988

(1)	The equity portion of the primary offering will depend on the market price of the Company’s common shares when the primary offering is consummated. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	Company's share price	Number of shares
As presented	$30.47	24,614,375
10% increase	$33.52	22,374,702
10% decrease	$27.42	27,352,298

(m)	Represents adjustments to income tax benefit for the impact of the pro forma adjustments using an estimated blended statutory income tax rate of 23% for ProQuest for both the three months ended March 31, 2021 and for the year ended December 31, 2020. The estimated blended statutory income tax rate was based upon the geographical split of the business and the respective tax rates for the jurisdictions. The actual effective tax rate of Clarivate may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the acquisition and tax planning.

The following table summarizes the pro forma adjustments related to the historical ProQuest deferred tax balances:

Estimated fair value of deferred tax liabilities	$71,691
Pre-existing ProQuest deferred tax liabilities	(17,600)
Pro forma adjustment	$54,091